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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the FedEx Corporation 2002 Stock Incentive Plan of FedEx Corporation of our reports dated June 24, 2002, with respect to the consolidated financial statements and schedule of FedEx Corporation included in its Annual Report (Form 10-K) for the year ended May 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Memphis, Tennessee
October 10, 2002

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  Exhibit 23.1